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Exhibit 23.1

CONSENT OF KPMG LLP

The Board of Directors
interWAVE Communications International, Ltd.

    We consent to the inclusion of our report dated August 9, 2001, with respect to the balance sheets of Wireless, Inc. as of December 31, 1999 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, which report appears in this Form 8-K/A of interWAVE Communications International, Ltd.

/s/ KPMG LLP

Mountain View, California
August 21, 2001

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  Exhibit 23.1
CONSENT OF KPMG LLP